Exhibit 10.6

LHH (Love Home Health) Franchise Store Contract

Party A: Shanghai Juhao Information technology Co., Ltd.

Legal Person: Mr. Zhiwei Xu

Address: 2nd Floor, No. 285 Jiangpu Road Yangpu District, Shanghai, 200082

Contact: 400-850-2560

Party B:

Identity Number:

Address:

Contact:

According to the application of Party B, Party A agrees that Party B shall join in the franchise and sell the products of Party A at the business place which has obtained relevant business license by Party B according to law and approved by the administrative department for Industry and Commerce. In accordance with the principle of equality and mutual benefit, Party A and Party B enter into this contract as follows.

1. Definitions used in this contract

“Business Technology Assets of the Company” refers to the unified independent operation technology developed, perfected and established by Party A for product and operation. It is an inseparable unified system of Party A’s registered trade name, trademark, logo and service sign, model, pattern, management method of business, product display technology, operation system, professional education and research procedural and relevant operation.

“Company Trademark” refers to the trademark and service mark of Party A and the marks, signs, signboards, labels, patterns and other business symbols of Party A.

“Company Image” refers to the unified image formed by the distributors who have used the Business Technical Assets of the Company and Company Trademarks, which has been widely recognized by the public and has gained reputation.

2. Independent business entity

Both parties of this contract are independent business entities, and there is no joint investment, employment and contractor relationship between the two parties. Party A is the product supplier and Party B is the product distributor.

On the basis of not infringing the rights and interests of Party A, the distributor shall operate independently and be responsible for its own profits and losses, and bear the business responsibility independently.

3. Qualification of distributors

A. To be a distributor, the distributor should meet the following conditions at the same time,

1) Approved by Party A

2) Complete the business training according to the requirements of Party A, and pass the examination of Party A and be confirmed as qualified by Party A

3) Obtain the business license, tax registration certificate and other relevant certificates required for operating Party A’s products according to law

4) Party B agrees to abide by the rules and policies formulated by Party A

B. If Party B has not obtained the relevant certificates and licenses stipulated in the first paragraph of this Article 3 at the time of signing this contract, it shall obtain them according to law within three months after signing the contract.

4. Business authorization

A. During the fulfilment of this contract, Party B may use Party A’s trademark and service mark.

B. During the fulfilment of this contract, Party A shall authorize Party B to sell the products or services of Party A.

5. Scope and method of using Company Trademark and Business Technology Asset of the Company:

A. Party B can only use the Company Trademark and Business Technology Assets of the Company according to the scope and method authorized by Party A. Also, Party B must operate in a unified image based on the Business Technology Assets of the Company.

B. Party B’s franchise stores shall not have the following behaviors when using the Company’s Trademark and Business Technology Assets of the Company,

1) It shall not take any action of belittling Party A’s image, damaging the Company Trademark and Business Technology Assets of the Company

2) Except for teaching Business Technology Assets of the Company to Party B’s employees for the purpose of Party B’s operation and under the special instructions of Party A, it shall not disclose and transfer the Business Technology Assets of the Company to any third party

3) Party B shall not imitates the Company’s Trademark and Business Technology Assets of the Company for a third party, or help the third party imitate or damage the Party A’s legal rights and interest

6. Distributors and products

A. Party A authorizes Party B to open LHH Store at the following address______________________________, and Party B is responsible for the sales and management of the store.

B. Products and service:_______________

7. Selection of business premises

The business premise shall be the location of business address selected by Party B, which should be the address registered with the industrial and commercial department. Party A shall provide exclusive authorization to Party B for a 1.5 km radius area of its business premise.

8. Business guidance and help

A. Party A shall formulate a training plan and impart business knowledge and technology to Party B’s store managers and employees at Party B’s own expense.

B. Before opening business, Party B must send its person-in-charge and staff who can take the responsibility on behalf of Party B to undertake the training at Party A’s place to obtain the necessary knowledge and technology for the operation of the store.

C. After Party B’s store opening, Party A shall regularly assist Party B in management of product purchase, sales management, product management, product knowledge, store sanitary management, staff management, accounting treatment, store operation management, etc., and provide relevant information to help Party B implement standardized management.

D. Party A shall dispatch personnel to Party B from time to time for operation guidance. During the period of receiving Party A’s operation guidance, Party B shall allow the personnel dispatched by Party A to enter the business premises to inspect all business conditions of Party B (including but not limited to Party B’s product inventory, store operation, cash flow, original bills and other relevant information); Party A shall keep Party B’s business situation as confidential information and shall not disclose it to the public.

9. Business premises development and related matters

A. In order to maintain the unity of the Company Image, Party B’s business premise structure, internal and external decoration shall comply with the standards set by Party A; the specifications of equipment, devices, appliances, signboards, etc. in Party B’s business premises shall conform to the patterns specified by Party A.

B. Party B agrees to use the products designated by Party A as its auxiliary business operation materials, such as invoices, delivery bags, labels, receipts and other ancillary materials and consumables necessary for operation.

C. The purchase cost of all items listed in this Article shall be borne by Party B.

10. Other rights and obligations of Party A and Party B

A. Rights and obligations of Party A

1) Party A has the right to determine the purchase and sale price of the products

2) Party A has the right to determine the preferential price of products ordered by Party B according to Party B’s business performance and other factors

3) Party A reserves the right to revise and interpret the mode of product operation, performance indicators, profit sharing and distribution plan

4) If Party B fails to complete the relevant distributor procedures (license required for operating Party A’s products) within the time limit specified by Party A, Party A may establish a new distributor without the consent of Party B.

5) Since the time of the first order, Party B shall purchase more than 4,000 RMB products every two months. If the sales target cannot be fulfilled, Party A has the right to terminate Party B’s franchise qualification.

B. Rights and obligations of Party B

1) Party B shall sell the products (or provide services) at the price specified by Party A. Party B shall not unilaterally adjust the sales price of the products or increase the price in disguised form by charging other fees. Party B shall not dump Party A’s products (or services) and disturb the market price; otherwise, Party A has the right to terminate Party B’s franchisee qualification, and Party B shall be responsible for all losses and liabilities.

2) Party B shall not transfer the operation right without consent by Party A, and shall not operate such business in other regions (the area shall be within 1.5 km radius of the address authorized by Party A). In case of special circumstances, the transfer shall be approved by Party A in advance and the transfer rules of the Company shall be followed.

3) After the expiration or termination of this contract, Party B shall not use any logo including Party A’s trademark and other intellectual property rights for any reason without the written authorization of Party A’s headquarters.

4) Party B shall not damage the reputation and credibility of Party A and other regional distributors, and shall not hinder the business of Party A and other regional distributors.

5) In case of litigation, dispute or other disagreement in the operation of Party B, it shall report to Party A in time on the same day, and shall cooperate with Party A to take legal action or other measures.

11. Product order, purchase, delivery, exchange

A. Party B shall order from Party A through e-commerce platform.

B. In order to ensure sufficient supply of products, Party B shall place order at least 10 working days in advance. Party A shall deliver the goods to Party B within three days after receiving and confirming Party B’s order and checking the payment for goods; in case of holidays, it shall be postponed accordingly.

C. Party A has the right to decide the delivery method of the products ordered by Party B; the freight for Party A to send the products to the place where Party B is located (limited to the area of Party B) shall be borne by Party A (the delivery area does not include Inner Mongolia, Xinjiang, Tibet, Yunnan and Guizhou, which are guaranteed to be uniformly distributed to the town level logistic stations), and the expenses of Party B to pick up the products from the logistic station shall be borne by Party B.

D. Party B shall check the quantity immediately after receiving the products. In case of any shortage, it shall notify Party A in writing on the day of receiving the products. If Party A confirms that the shortage is not caused by Party B, it shall supplement the products to Party B.

E. In case of any damage or loss during transportation, Party B shall notify Party A within three days after receiving the products with the certificate issued by the transportation company. After Party A confirms the situation, Party A shall supplement the products to Party B, otherwise Party A has the right to reject it.

F. Party B shall check the quantity and quality of the goods delivered by Party A after receiving the products. If no written objection is raised within 3 days after the arrival of the products, it shall be deemed that the quantity and quality of the products meet the requirements.

12. Promotion

A. Promotion is a type of publicity, advertisement and marketing activity which is planned and implemented by Party A for the purpose of operation

B. All expenses incurred by Party B in the promotion activities shall be borne by Party B.

13. Setting of purchase and sale price

A. The product purchase price of Party B from Party A shall be subject to the order price on Party A’s LHH Love Home Health Mall set for authorized stores. Party B shall be able to purchase goods at a 20% discount of the cash price of LHH mall members.

B. Party B shall make the first payment of 15,000 RMB. For the follow-up replenishment, products can be purchased in batches, each purchase less than 4,000 RMB, then the freight fee is borne by the Party B.

C. Party B shall sell the products according to Party A’s unified sales price (LHH Love Home Health mall member price).

14. Cash deposit for performance guarantee

A. Party B shall pay deposit to Party A before purchase in ___________.

B. As a guarantee for the performance of the contract, Party A has the right to unilaterally deduct it when Party B breaches the contract.

C. If there is no breach of contract, the deposit shall be returned to Party B without interest.

15. Accounting record

A. In order to accurately grasp the business situation of Party B, Party B shall make and keep the following text in the format specified by Party A:

1) Order list

2) Monthly business report

3) Customer and member information list

B. Party B shall submit to Party A the business report of the current month, customer information and member information sheet of the month once a month, and the time of submission shall be the last day of each month.

16. Confidentiality

Except for the disclosure required by law, Party A and Party B shall not disclose any information related to this contract to any third party (including but not limited to trade secrets, company plans, operation activities, financial information, technical information, business information and other business secrets).

17 Contract Term

A. The term of this contract is from 2020_____ to 2021_____.

B. Two months before the expiration of the contract, the contract can be renewed with the consent of both parties.

18. Termination of contract

A. If Party A has any of the following acts, Party B has the right to unilaterally terminate the contract, and the notice of termination of the contract will take effect when it reaches Party A

1) A large number of complaints caused by product quality problems are exposed by the main stream media, causing serious losses to Party B’s economic interests.

2) Stop supplying products to Party B without any reason.

B. If Party B has any of the following acts, Party A has the right to unilaterally terminate the contract, and the notice of termination of the contract shall take effect when it reaches Party B:

1) Party B has caused a large number of complaints or has been exposed and criticized by the main stream media due to management or service problems, which damages the reputation and reputation of Party A

2) Without the written consent of Party A, Party B transfers all or part of the rights of this contract, or establishes a security right or carries out other disposal actions on the business right of the store.

3) Party B sells other similar products to Party A’s products or provides other similar services without consent of Party A; Party B shall not sell Party A’s products online on the platform of Party A.

4) Failing to complete the sales target for two consecutive quarters, or receiving more than two penalties from Party A within two quarters; Party B violates Party A’s price policy and fails to improve after being pointed out by Party A.

5) Party B fails to pay any payment under this contract for more than 15 days.

6) Party B divulges Party A’s business secrets to others

7) Party B’s right to use the store is lost or restricted due to the death of the person in charge of Party B, dissolution of the store, business termination, merger with others or other reasons.

8) Party B has not actually operated the store or has abandons operation for more than 30 days

9) Party B has not opened its store business for 90 days after signing this contract.

19. Termination of contract

A. Party A and Party B can terminate this contract by mutual consent

20. Removal of signboards and trademarks

After the expiration or termination of this contract, Party B has no right to use Company Trademark and Business Technology Assets of the Company. Party B must remove Party A’s trademark, service mark, specific name and other relevant marks from buildings and other equipment and supplies; if Party B does not take the initiative to remove them, Party A can remove them on its own, and require Party B to bear the expenses arising therefrom.

21. Return of items and liquidation of debts

When this contract is terminated or expires, Party B shall not have the right to use the items provided by Party A and shall return them to Party A in time. Both parties shall settle all debts owed to the other party in time.

22. Breach clause

A. Party B shall not exaggerate the function of products and mislead consumers when selling products, otherwise Party B shall bear relevant responsibilities

B. Party B shall operate in accordance with the law and shall not use this contract to engage in any illegal activities, otherwise it shall bear all the consequences.

C. Party B shall obtain the written consent and guidance of Party A for any promotion activities or conferences, otherwise all responsibilities arising therefrom shall be borne by Party B.

D. During the period when Party B acts as an distributor to operate Party A’s products, Party B shall not act as an distributor for other similar products in conflict with Party A’s products, nor shall Party B display or sell other similar products in conflict with Party A’s products in the business premises, otherwise Party A shall have the right to terminate Party B’s distributor qualification and pursue Party B’s liability for breach of contract.

E. Party B must abide by Party A’s business rules. Without the written consent of Party A, Party B is forbidden to sell on the Internet. If Party B violates this article, Party B shall pay Party A a penalty of 100,000 RMB for each violation.

23. Disclaimer

A. If the third party’s interests are damaged due to the fault of Party B, Party B shall bear the responsibility of compensation. If the third party claims against Party A due to the actions by Party B, Party A has the right to claim compensation from Party B after compensating the third party for the loss.

B. Neither party shall be liable for any loss caused by force majeure such as strike, riot, war or natural disaster.

24. Modification and interpretation right of contract.

Party A and Party B can modify the contract by consensus through consultation; Party A has the right of final interpretation of the terms of the contract.

25. Confirmation items

Before signing this contract, Party A shall explain to Party B in detail the possibility of the successful operation of the regional distributor and the contents of the contract, so as to obtain the full understanding of Party B. Party B shall understand and agree with the following facts: the various materials shown in Party A’s instructions only indicate the possibility of success, and are not the profit-making commitment for the franchise stores.

26. Dispute resolution

For matters not covered herein, both parties shall sign a supplementary contract through negotiation, which has the same legal effect as this contract. In case of any dispute arising from the performance of this contract, both parties may settle the dispute through negotiation; if the dispute cannot be settled through negotiation, both parties may file a lawsuit to the local people’s court where Party A is located.

27. Effectiveness of the Contract and Miscellaneous

This contract is made in two originals, each party holding one copy. This contract shall come into force as of the date of signature or seal by both parties, and the appendix of this contract shall have the same legal effect as this contract.

28. Supplementary Agreement

Due to the change of conditions or matters not covered in the contract, Party A and Party B can enter into a supplementary contract through negotiation. The content of the supplementary contract is a part of this contract and has the same legal effect as this contract.

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Party A (seal): Shanghai Juhao Information Technology Co., Ltd.

Date:

Party B:

Date: